Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Supplement No. 13 to Registration Statement No. 333-140887 of our reports dated March 31, 2009, relating to the consolidated financial statements and financial statement schedule of Behringer Harvard Opportunity REIT II, Inc. and subsidiaries, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Dallas, Texas

April 1, 2009